EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT
                      [LETTERHEAD Mendoza Berger & Company]

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in this Form 10-KSB of our report dated January 9,2007, relating to the consolidated financial statements of ENTECH ENVIRONMENTAL TECHNOLOGIES, INC.CERTIFIED PUBLIC ACCOUNTANTS

Mendoza Berger & Company LLP
January 14, 2008